Exhibit (d)(1)(xiv)

FORM OF

AMENDMENT NO. 7

TO THE

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 7 to the Amended and Restated Investment Management Agreement (“Amendment No. 7”), dated as of [May 1, 2005], between EQ Advisors Trust, a Delaware business trust the (“Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable” or “Manager”).

The Trust and AXA Equitable agree to modify and amend the Amended and Restated Investment Management Agreement dated as of May 1, 2000 (“Agreement”) and as amended by Amendment No. 1 dated as of September 1, 2000, Amendment No. 2 dated as of September 1, 2001, Amendment No. 3 dated as of November 22, 2002, Amendment No. 4 dated as of May 2, 2003, Amendment No. 5 dated as of July 8, 2004 and Amendment No. 6 dated as of October 25, 2004 (collectively, the “Amendments”), as follows:

1.	Appendix A. Appendix A to the Agreement and Amendments, which set forth the Portfolios of the Trust for which Equitable is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

2.	Appendix B. Appendix B to the Agreement and Amendments, which set forth the fees payable to Equitable with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in fully force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.

EQ ADVISORS TRUST	AXA EQUITABLE LIFE INSURANCE COMPANY

Kenneth T. Kozlowski	Steven M. Joenk
Chief Financial Officer	Senior Vice President

APPENDIX A

AMENDMENT NO. 7

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

EQ/Alliance Common Stock Portfolio	EQ/Janus Large Cap Growth Portfolio
EQ/Alliance Growth and Income Portfolio	EQ/J.P. Morgan Core Bond Portfolio (fka JPM Core Bond Portfolio)
EQ/Alliance Intermediate Government Securities Portfolio
EQ/Alliance International Portfolio	EQ/Lazard Small Cap Value Portfolio
EQ/Alliance Premier Growth Portfolio	EQ/Marsico Focus Portfolio
EQ/Alliance Quality Bond Portfolio	EQ/Mercury Basic Value Equity Portfolio (fka Merrill Lynch Basic Value Equity Portfolio)
EQ/Alliance Small Cap Growth Portfolio
EQ/Bernstein Diversified Value Portfolio	EQ/Mercury International Value Portfolio (fka EQ/Putnam International Equity Portfolio)
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian International Portfolio	EQ/MFS Investors Trust Portfolio (fka MFS Growth with Income Portfolio)
EQ/Capital Guardian Research Portfolio
EQ/Capital Guardian U.S. Equity Portfolio	EQ/MFS Emerging Growth Companies Portfolio
EQ/Emerging Markets Equity Portfolio	EQ/Money Market Portfolio
EQ/Evergreen Omega Portfolio (fka Evergreen Portfolio)	EQ/Putnam Growth & Income Value Portfolio
EQ/Equity 500 Index Portfolio (fka Alliance Equity Index Portfolio)	EQ/Putnam Voyager Portfolio (fka EQ/Putnam Growth Investors Portfolio)
EQ/FI Mid Cap Portfolio	EQ/Small Company Index Portfolio (fka BT Small Company Index Portfolio)
EQ/FI Small/Mid Cap Value Portfolio (fka Warburg Pincus Small Co. Value Portfolio)	EQ/Wells Fargo Montgomery Small Cap Portfolio
EQ/Lord Abbett Growth and Income Portfolio
EQ/Lord Abbett Mid Cap Value Portfolio
EQ/Lord Abbett Large Cap Core Portfolio
EQ/Van Kampen Comstock Portfolio
EQ/Van Kampen Mid Cap Growth Portfolio

APPENDIX B

AMENDMENT NO. 7

TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets) (fee on all assets)

Index Portfolios
EQ/Equity 500 Index	0.250%
EQ/Small Company Index	0.250%

(as a percentage of average daily net assets)

Debt Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Alliance Intermediate Government Securities	0.500%	0.475%	0.450%	0.430%	0.420%
EQ/Money Market	0.350%	0.325%	0.300%	0.280%	0.270%
EQ/Alliance Quality Bond	0.525%	0.500%	0.475%	0.455%	0.445%
EQ/J.P. Morgan Core Bond	0.450%	0.425%	0.400%	0.380%	0.370%

(as a percentage of average daily net assets)

Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Alliance Common Stock	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Alliance Growth and Income	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Alliance International	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Alliance Premier Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Alliance Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Bernstein Diversified Value	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Calvert Socially Responsible	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian International	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian U.S. Equity	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Evergreen Omega	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/FI Small/Mid Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/FI Mid Cap	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Janus Large Cap Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Lazard Small Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Marsico Focus	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Mercury Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Mercury International Value	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/MFS Emerging Growth Companies	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/MFS Investors Trust	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Emerging Markets Equity	1.150%	1.100%	1.075%	1.050%	1.025%
EQ/Putnam Growth & Income Value	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Putnam Voyager	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Wells Fargo Montgomery Small Cap Portfolio	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Lord Abbett Growth and Income Portfolio	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Lord Abbett Mid Cap Value Portfolio	0.700%	0.650%	0.625%	0.600%	0.575%

(as a percentage of average daily net assets)

Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Lord Abbett Large Cap Core Portfolio	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Van Kampen Comstock Portfolio	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Van Kampen Mid Cap Growth Portfolio	0.700%	0.650%	0.625%	0.600%	0.575%